UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

EVO Payments, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following communications relate to the proposed acquisition of EVO Payments, Inc., a Delaware corporation (the “Company”) by Global Payments Inc., a Georgia corporation (“Global Payments”), pursuant to the Agreement and Plan of Merger, dated as of August 1, 2022, by and among the Company, Global Payments and Falcon Merger Sub Inc., a wholly owned subsidiary of Global Payments.

Employee Video

JK

•	Hello, and thank you for joining me.

•	I’m delighted to be here this morning with Jeff Sloan, the CEO and a director of Global Payments, to discuss the exciting news we announced earlier today.

•	But before we jump into the details, I’d like to share some perspective as to why this merger is a little unique.

•	Jeff and I have known each other for over 20 years and we also happen to be neighbors here in Atlanta.

•	Additionally, we have even worked together many years ago which has enabled this transaction to come together quickly.

•	Jeff has over 25 years in the industry, with the last 12 leading Global Payments.

•	He has done an amazing job at the helm and has created one of the largest payment companies in the world.

•

Lastly, we are friends and share a mutual respect for each other and that is one of the many reasons why I’m confident under his leadership the combined company will continue to outperform the industry.

JS

•	I couldn’t agree more.

•	It is a pleasure and honor for me to be here today. I’ve known Jim just as long as I’ve known the payments industry. I can’t be more excited about what we are about to embark on together.

JK

•	So Jeff, I’m sure everyone is ready to hear directly from you…

•	But first, I’d like to make a few brief points:

•

While this agreement was just announced, it is important to remember it will take some time to close. So, until that occurs, we remain two separate companies and it is ‘business as usual’ for everyone here, myself included.

•	Next, this transaction is an important milestone in our journey, and I believe the combination of our businesses will offer enhanced opportunities for our team, merchants, and partners.

•	Additionally, with a market cap over $34 billion, Global Payments brings greater resources to invest in future innovation to maintain our leadership position

•

And finally, I’m confident that Global Payments is the best fit for us based on its world class management team, led by Jeff, its global footprint supported by 24,000 dedicated employees, and its rich history of more than 50 years in the payments industry.

•	So, now I’d like to ask Jeff to share his views. Jeff;

JS

•

First, it is important to recognize that under your leadership, EVO and its team members have built an outstanding company that complements Global Payments’ business extremely well. The addition of EVO’s talented team, product portfolio, and innovative technology will deepen and broaden Global Payments’ offerings and expand our global footprint.

•

I’m very excited about the expansion of our distribution network through EVO’s international and tech-enable partnerships. Global Payments is gaining immediate market leading presence for the first time in a number of new markets, including Poland, Chile, and Germany and soon to be Greece.

•	EVO also broadens and deepens Global Payments’ presence in Mexico, Spain, Ireland, the United Kingdom, the United States and Canada by combining our complementary operations in those countries.

•

And finally, Global Payments will be able to expand upon your global ISV and eCommerce business, as well as benefit from your B2B relationships and proprietary PayFabric capabilities that will enable us to enter the accounts receivable B2B market.

•	Together, we will be positioned to deliver an unparalleled software and payment solutions stack to a combined 4.5 million merchant locations and more than 1,500 financial institutions worldwide.

•

The combination of our two organization’s product platforms, extensive international and technology-enabled distribution networks, and technology capabilities enables Global Payments to offer market-leading solutions and services to our partners and their customers in markets with strong growth potential around the world.

•	But I can’t end our conversation without also speaking to the alignment of the culture and values of both our companies.

•	Throughout this process, leadership from both organizations highlighted the importance of our common cultures and the critical role our team members play in the success of our companies.

•	We share a common culture that centers around exceptional team members who drive superior performance each and every day.

•	And together, through innovative thinking and trusted partnerships like ours, we will continue to strengthen our commitments to our customers, communities and each other.

•	The future is indeed bright and we look forward to closing this transaction.

JK

•	Thanks, Jeff. I think that was very important for our employees around the globe to hear so they could better understand your insights.

•	I also greatly appreciate you taking the time to join us today. I know the next step will be for you to begin meeting our team in person later this year.

•	As we have shared, this is an exciting opportunity for EVO, and I look forward to discussing the transaction in more detail during our town hall later today at 11:00am, here in Atlanta.

•	Details to join the call are included in the email from Executive Management plus you will also receive a calendar invite.

•

To conclude, on behalf of our outstanding executive management team and the Board of Directors, I’d like to thank each of you for your commitment and dedication to EVO Payments over these many years. I know we are all very proud of the company we built together through a lot of hard work, long hours and dedication to our partners, merchants, and most importantly to each other. I’m very excited for our next chapter.

•	Thanks again.

Forward-Looking Statements

This communication contains “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, regarding Global Payments Inc. (“Global Payments”) and EVO Payments, Inc. (“EVO Payments”), including, but not limited to, statements about the strategic rationale and benefits of the proposed transaction between Global Payments and EVO Payments, including future financial and operating results, Global Payments’ or EVO Payments’ plans, objectives, expectations and intentions and the expected timing of completion of the proposed transaction. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “forecast,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “targeted,” “will,” or “would,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the companies’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties, many of which are beyond Global Payments’ or EVO Payments’ control. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and therefore actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: Global Payments’ and EVO Payments’ ability to complete the transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary regulatory and EVO Payments stockholders approvals and the satisfaction of other closing conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive merger agreement relating to the proposed transaction; failure to realize the expected benefits of the proposed transaction; significant transaction costs and/or unknown or inestimable liabilities; the risk that EVO Payments’ business will not be integrated successfully, including with respect to implementing systems to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units, or that such integration may be more difficult, time-consuming or costly than expected; Global Payments’ ability to obtain the expected financing to consummate the proposed transaction, and the continued availability of capital and financing for Global Payments following the proposed transaction; risks related to future opportunities and plans for the combined company, including the uncertainty of expected future regulatory filings, financial performance and results of the combined company following completion of the proposed transaction; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers, including as it relates to EVO Payments’ ability to successfully renew existing client contracts on favorable terms or at all and obtain new clients; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability of EVO Payments to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; the business, economic and political conditions in the markets in which EVO Payments operate; the impact of new or changes in current laws, regulations, credit card association rules or other industry standards, including privacy and cybersecurity laws and regulations; effects relating to the announcement of the proposed transaction or any further announcements or the consummation of the transaction on the market price of Global Payments and EVO Payments’ common stock; the risk of potential stockholder litigation associated with the possible transaction, including resulting expense or delay; regulatory initiatives and changes in tax laws; the impact of the COVID-19 pandemic on the operations and financial results of EVO Payments or the combined company; general economic conditions; and other risks and uncertainties affecting Global Payments and EVO Payments, including those described from time to time under the caption “Risk Factors” and elsewhere in Global Payments’ and EVO Payments’ Securities and Exchange Commission (“SEC”) filings and reports, including Global Payments’ Annual Report on Form 10-K for the year ended December 31, 2021, EVO Payments’ Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and future filings and reports by either company. Moreover, other risks and uncertainties of which Global Payments or EVO Payments are not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Global Payments and EVO Payments caution investors that such forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such forward-looking statements. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events as at such dates, even if they are subsequently made available by Global Payments or EVO Payments on their respective websites or otherwise. Neither Global Payments nor EVO Payments undertakes any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Additional Information and Where to Find It

This communication is being made in connection with the proposed transaction between Global Payments and EVO Payments. In connection with the proposed transaction, EVO Payments intends to file a proxy statement with the SEC. EVO Payments may also file other relevant documents with the SEC regarding the proposed transaction. The information in the preliminary proxy statement will not be complete and may be changed. The definitive proxy statement will be delivered to stockholders of EVO Payments. This communication is not a substitute for any proxy statement or any other document that may be filed with the SEC in connection with the proposed transaction.

INVESTORS AND SECURITY HOLDERS OF EVO PAYMENTS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the preliminary proxy statement and the definitive proxy statement (in each case, if and when available) and other documents containing important information about EVO Payments and the proposed transaction once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by EVO Payments will be available free of charge on EVO Payments’ website at www.evopayments.com under the heading “Investors” or, alternatively, by directing a request by telephone or mail to EVO Payments at (770) 336-8463 or Ten Glenlake Parkway, South Tower, Suite 950, Atlanta, Georgia, 30328, Attention: Investor Relations.

Participants in the Solicitation

EVO Payments, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from EVO Payments stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of EVO Payments stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC. Information about these persons is included in EVO Payments’ annual proxy statement and in other documents subsequently filed with the SEC, and will be included in the proxy statement when filed.